Exhibit 99.1

Enzon Pharmaceuticals Completes Merger with Viskase Companies, Inc.

Combined company will operate as Viskase Holdings, Inc.

LOMBARD, Illinois, March 26, 2026 (GLOBE NEWSIRE) - Enzon Pharmaceuticals, Inc. (OTCQB: ENZN), (“Enzon,” or the “Company”), today announced the completion of the previously announced merger pursuant to which Viskase Companies, Inc. (OTC Pink Limited: VKSC) (“Viskase”) merged with and into a wholly owned subsidiary of Enzon in an all-stock transaction (the “Merger”). After the Merger, Viskase converted into a limited liability company under Delaware law (now known as “Viskase Companies, LLC”). The combined company will operate under the name “Viskase Holdings, Inc.” and will focus on advancing Viskase Companies, LLC’s business.

As of the closing of the Merger, the stockholders of Enzon immediately before the Merger will own approximately 45% of the common stock of the combined company and the stockholders of Viskase immediately before the Merger will own approximately 55% of the common stock of the combined company.

The shares of the Company’s common stock will trade on the OTCQB tier of the OTC Markets Group, Inc. under the temporary ticker symbol “ENZND” for the next 20 trading days. The Company’s common stock is represented by CUSIP number 293904 801.

About Viskase Companies, LLC

Viskase is a leading worldwide producer of non-edible cellulosic, fibrous and plastic casings used to prepare and package processed meat and poultry products. Viskase provides value-added product support services to its customers, which include some of the world's largest global consumer products companies.

About Viskase Holdings, Inc.

Viskase Holdings, Inc. (formerly known as Enzon Pharmaceuticals, Inc.), together with its subsidiaries, is the publicly traded parent of Viskase Companies, LLC.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will,” “would,” or the negative of these words or other similar expressions. These forward-looking statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: (i) the possibility that other anticipated benefits of the transaction will not be realized, including without limitation, anticipated revenues, expenses, earnings and other financial results, and growth and expansion of the combined company’s operations, and the anticipated tax treatment of the combination; (ii) potential litigation relating to the transaction that could be instituted against the combined company, Viskase or their respective officers or directors; (iii) the ability of the combined company to retain, attract and hire key personnel; (iv) potential adverse reactions or changes to relationships with customers, employees, suppliers or other parties resulting from the completion of the transaction; (v) potential business uncertainty, including changes to existing business relationships, as a result of the transaction that could affect the combined company’s financial performance; (vi) estimates regarding future revenue, expenses, and capital requirements following the closing of the transactions contemplated by the Merger Agreement, as amended; (vii) legislative, regulatory and economic developments; (viii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism, trade wars, or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors; and (ix) such other risks and uncertainties, including those that are set forth in the Prospectus/Consent Solicitation/Offer to Exchange, dated January 28, 2026, and filed by Enzon Pharmaceuticals, Inc. with the Securities and Exchange Commission, under the heading “Risk Factors”. Forward-looking statements contained in this announcement are made as of this date, and the combined company undertakes no duty to update such information except as required under applicable law.

Investor Contact:

Joseph D. King

Senior Vice President, General Counsel & Secretary

joe.king@viskase.com